SCHEDULE 14A
                                (RULE 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
            SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the registrant [x]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[x] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               G&K Services, Inc.
               (Name of Registrant as Specified in Its Charter)
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[x] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to exchange Act Rule 0-11:1

(4) Proposed maximum aggregate value of transaction:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:

1 Set forth the amount on which the filing fee is calculated and state how it was determined.



                                     [LOGO]
                               G&K SERVICES, INC.

                             505 North Highway 169
                          Minneapolis, Minnesota 55441

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 1, 1995

TO THE STOCKHOLDERS OF G&K SERVICES, INC.:

     Please take notice that the Annual Meeting of Stockholders of G&K Services, Inc. (the "Company") will be held, pursuant to due call by the Board of Directors of the Company, in the Mississippi Room of the Marquette Hotel, Seventh and Marquette, Minneapolis, Minnesota, on Wednesday, November 1, 1995, at 10:00 a.m., or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

     1.   To elect seven directors.

     2. To transact any other business as may properly come before the meeting or any adjournments thereof.

     Pursuant to due action of the Board of Directors, stockholders of record on September 29, 1995, will be entitled to vote at the meeting or any adjournments thereof.

     A PROXY FOR THE MEETING IS ENCLOSED HEREWITH. YOU ARE REQUESTED TO FILL IN AND SIGN THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                   By Order of the Board of Directors

                                   G&K SERVICES, INC.

                                   Stephen F. LaBelle, Secretary

October 13, 1995




                                PROXY STATEMENT
                                       OF
                               G&K SERVICES, INC.
                             505 NORTH HIGHWAY 169
                          MINNEAPOLIS, MINNESOTA 55441

                   ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                NOVEMBER 1, 1995

                               PROXIES AND VOTING

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of G&K Services, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company to be held November 1, 1995. The approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to stockholders was October 13, 1995. Each stockholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing, in open meeting or by executing and delivering a new proxy to the Secretary of the Company. Unless so revoked, the shares represented by each proxy will be voted at the meeting and at any adjournments thereof. Presence at the meeting of a stockholder who has signed a proxy does not alone revoke that proxy. Only stockholders of record at the close of business on September 29, 1995 (the "Record Date") will be entitled to vote at the meeting or any adjournments thereof. All shares which are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the Meeting, and not revoked will be voted at the Meeting in accordance with the instructions indicated on such proxies.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The Company has outstanding two classes of voting securities, Class A Common Stock, $0.50 par value, and Class B Common Stock, $0.50 par value, of which 18,539,118 shares of Class A Common Stock and 1,865,089 shares of Class B Common Stock were outstanding as of the close of business on the Record Date. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes on all matters put to a vote of stockholders.

     The following table sets forth, as of the Record Date, certain information with regard to the beneficial ownership of the Company's Class A and Class B Common Stock and the voting power resulting from the ownership of such stock by
(i) all persons known by the Company to be the owner, of record or beneficially, of more than 5% of the outstanding Class A or Class B Common Stock of the Company, (ii) each of the directors and nominees for election to the Board of Directors of the Company, (iii) each executive officer named in the Summary Compensation Table, and (iv) all executive officers and directors as a group.

                                        CLASS A COMMON STOCK(2)    CLASS B COMMON STOCK     PERCENT OF
                                         NUMBER OF    PERCENT     NUMBER OF     PERCENT       VOTING
NAME OF BENEFICIAL OWNER(1)               SHARES      OF CLASS     SHARES       OF CLASS     POWER(3)
Richard Fink(4)                          376,351(5)     2.0       1,315,135       70.5         36.4
 505 North Highway 169
 Minneapolis, MN 55441

William Hope(4)                          117,015         *          343,968       18.4          9.6
 505 North Highway 169
 Minneapolis, MN 55441

RCM Capital Management(6)              2,015,400       10.9              --         --          5.4
 Four Embarcadero Center
 San Francisco, CA 94111

Bruce G. Allbright(4)                      4,282         *               --         --           *

Donald W. Goldfus(4)                         750         *               --         --           *

Bernard Sweet(4)                          16,705         *               --         --           *

Thomas Moberly(7)                         48,166         *               --         --           *

Stephen F. LaBelle                        17,653         *           46,125        2.5          1.3

Paul Baszucki(4)                             500         --              --         --           --

Wayne Fortun(4)                               --         --              --         --           --

All executive officers and directors
 as a group (9 persons)                  581,422        3.1       1,705,228       91.4         47.4


* Less than 1%

(1) Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares shown opposite the name of such person or group.

(2) Does not include shares of Class A Common Stock which may be acquired by holders of Class B Common Stock upon conversion of their shares of Class B Common Stock by the holders thereof at any time on the basis of one share of Class A Common Stock for each share of Class B Common Stock converted.

(3) Holders of Class B Common Stock are entitled to ten votes for each share on all matters submitted to a vote of stockholders. Holders of Class A Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders.

(4) Each of these persons is currently a director and nominee for election to the Board of Directors of the Company. Messrs. Fink, Hope, LaBelle and Moberly are also executive officers of the Company.

(5) Includes 47,629 shares held by Richard Fink as co-trustee of the Israel D. Fink Trust and 116,130 shares held by Richard Fink as co-trustee for the benefit of one of his children. Also includes 7,850 shares held by Mr. Fink's spouse.

(6) Based solely upon the most recent Schedule 13G on file with the Securities and Exchange Commission. Shares of Class A Common Stock beneficially owned by RCM Capital Management, RCM Limited L.P., RCM General Corporation and RCM Capital Funds, Inc. are included in the aggregate beneficial ownership of RCM Capital Management.

(7) Includes 750 shares held as joint tenant with his spouse and 516 shares held as guardian for his minor children.

     The foregoing footnotes are provided for informational purposes only and each person disclaims beneficial ownership of shares owned by any member of his or her family or held in trust for any other person, including family members.

     On June 14, 1985, Richard Fink, Chairman of the Board and Chief Executive Officer of the Company, William Hope, President of the Company, and Stephen LaBelle, Secretary and Treasurer of the Company, entered into a Stockholder Agreement which presently covers 1,705,228 shares of Class B Common Stock, representing approximately 91.4% of the outstanding shares of Class B Common Stock. The Stockholder Agreement provides for restrictions on the transferability of the Class B Common Stock, in addition to certain restrictions contained in the Company's Restated Articles of Incorporation. The shares of Class B Common Stock were acquired by such persons pursuant to an exchange offer made by the Company in May 1985. The shares of Class B Common Stock owned by such persons represent voting control of the Company. However, there can be no assurance that such persons will vote their shares of Class B Common Stock together.

                             ELECTION OF DIRECTORS

     Seven directors are to be elected at the meeting, each director to hold office until the next Annual Meeting of Stockholders, or until his successor is elected and qualified. All of the persons listed below are now serving as directors of the Company and have consented to serve as a director, if elected. The Board of Directors proposes for election the nominees listed below:

                               PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE              DIRECTOR
NAME AND AGE OF NOMINEE   PAST FIVE YEARS AND DIRECTORSHIPS IN PUBLIC COMPANIES        SINCE
Bruce G. Allbright (66)   Retired since January 1990, formerly President of            1985
                          Dayton Hudson Corporation. Prior thereto, Mr.
                          Allbright was Chairman and Chief Executive Officer of
                          Target Stores, a Division of Dayton Hudson
                          Corporation. Mr. Allbright is a director of TCF
                          Financial, Inc., F.A., Hannaford Brothers Company and
                          Noma Industries, Inc.

Paul Baszucki (55)        Co-Chairman of the Board of Directors and Chief              1994
                          Executive Officer of Norstan Inc. Mr. Baszucki is
                          also a director of Washington Scientific Industries
                          Inc.

Richard Fink (65)         Chairman of the Board and Chief Executive Officer of         1968
                          the Company.

Wayne M. Fortun (46)      President, Chief Operating Officer and a director of         1994
                          Hutchinson Technology Inc.

Donald W. Goldfus (61)    Chairman of the Board and Chief Executive Officer of         1989
                          Apogee Enterprises, Inc.

William Hope (62)         President of the Company since February 1993. Prior          1983
                          thereto Mr. Hope was Vice President of the Company.

Bernard Sweet (71)        Retired since 1985, formerly President and Chief             1975
                          Executive Officer of Republic Airlines, Inc. Mr. Sweet
                          is a director of Rykoff-Sexton, Inc.


     All shares represented by proxies will be voted FOR the election of the foregoing nominees unless a contrary choice is specified. If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors.

     The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of Class A and Class B Common Stock present and entitled to vote on the election of directors or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the meeting, is required for election to the Board of each of the seven (7) nominees named above. A stockholder who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect casting a negative vote, but a stockholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote on the election of directors, shall not be considered present and entitled to vote on the election of directors.


                             EXECUTIVE COMPENSATION

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the three other most highly compensated executive officers of the Company who were serving as executive officers at the end of fiscal 1995 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                  ANNUAL COMPENSATION               COMPENSATION
                                                                  OTHER ANNUAL    AWARDS/RESTRICTED     ALL OTHER
                               FISCAL    SALARY(1)     BONUS    COMPENSATION(2)    STOCK AWARDS(3)   COMPENSATION(4)
NAME AND PRINCIPAL POSITION     YEAR        ($)         ($)           ($)                ($)               ($)
Richard Fink                    1995      300,750          --            --                 --            20,990
Chairman of the Board and       1994      285,615      82,157            --            239,841            15,723
Chief Executive Officer         1993      276,846      82,157            --                 --            21,326

William Hope                    1995      273,788          --        22,525                               19,398
President and Chief             1994      256,923      13,032        15,090                 --            15,009
Operating Officer               1993      238,923      13,032            --                 --            14,627

Thomas Moberly(5)               1995      170,192          --        10,029                                9,467
Vice President                  1994      157,769          --         6,674                 --             8,302
                                1993      142,971          --         5,861                 --             7,998

Stephen F. LaBelle              1995      145,635          --        17,099                                5,720
Treasurer and Secretary         1994      138,846       3,034        11,432                 --             5,560
                                1993      134,404       3,034        10,354                 --             5,485

(1) Includes cash compensation deferred at the election of the executive officer under the terms of the Company's 401(k) Savings Incentive Plan and the Executive Deferred Compensation Plan.

(2) Amounts reimbursed for the payment of taxes resulting from the vesting of restricted stock.

(3) In fiscal 1994, Mr. Fink was awarded 15,309 shares of restricted stock. The value of this award (net of the consideration paid by Mr. Fink) is based on the last sale price of the Class A Common Stock on the Nasdaq National Market on January 3, 1994, the grant date. Restricted stock awards vest in seven equal annual installments beginning on the first anniversary of the date of grant. Based on the last sale price of the Class A Common Stock on the Nasdaq National Market on June 30, 1995, the last trading day for fiscal 1995, the value of Mr. Fink's 15,309 share restricted stock holdings at the end of fiscal 1995 (net of the consideration paid by him) was $290,871. Dividends are paid on restricted stock at the times and in the same amounts as dividends are paid to all stockholders. The Company has agreed to make certain payments to the recipients of restricted stock to cover the taxes payable by such persons upon the vesting of such shares. See footnote 2 above.

(4) Represents matching contributions by the Company under the Company's 401(k) Savings Incentive Plan and the Executive Deferred Compensation Plan.

(5)  Mr. Moberly became Vice President in February 1993.

                               PENSION PLAN TABLE

                                       YEARS OF SERVICE
  REMUNERATION        15          20          25          30          35

    $125,000      $ 31,250    $ 41,666    $ 52,083    $ 62,500    $ 62,500
     150,000        37,500      50,000      62,500      75,000      75,000
     175,000        43,750      58,333      72,917      87,500      87,500
     200,000        50,000      66,667      83,333     100,000     100,000
     225,000        56,250      75,000      93,750     112,500     112,500
     250,000        62,500      83,333     104,167     125,000     125,000
     300,000        75,000     100,000     125,000     150,000     150,000
     350,000        87,500     116,667     145,833     175,000     175,000
     400,000       100,000     133,333     166,667     200,000     200,000
     450,000       112,500     150,000     187,500     225,000     225,000


     The foregoing table sets forth the estimated annual straight life annuity benefits payable upon an executive's retirement at age 65 under both the Company's Pension Plan and its Supplemental Executive Retirement Plan, for various compensation and years of service categories, without any reduction for Social Security benefits. These Plans take into account the average annual salary and bonus shown in the Summary Compensation Table, paid during the five consecutive calendar years in which such amounts were highest (within the past 10 years). The number of years of service credited for Messrs. Fink, Hope, Moberly and LaBelle as of July 1, 1995, were 30 years, 30 years, 21 years, and 17 years, respectively.

EMPLOYMENT AGREEMENTS
     The Company has employment agreements with each of Messrs. Fink and LaBelle that are not for definite terms. The respective agreements terminate upon the death, disability or retirement of Messrs. Fink or LaBelle and provide that their employment may be terminated at any time by the Company or by such employee. Each of Messrs. Fink and LaBelle also covenant and agree that for a period of eighteen (18) months following the date their employment with the Company terminates, they will not (i) compete against the Company, (ii) obtain any ownership interest in any competitor, (iii) encourage any employees of the Company to terminate their employment with the Company or (iv) disclose any confidential Company information.

DIRECTOR COMPENSATION
     The Company pays each director who is not otherwise employed by the Company an annual fee of $10,000. The Company also pays each director not otherwise employed by the Company $1,000 for each meeting of the Board of Directors and $500 for each committee meeting of the Board of Directors attended.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     Decisions on compensation of the Company's executives generally have been made by the Compensation Committee (the "Compensation Committee") of the Board. Each member of the Compensation Committee is a non-employee director. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. Pursuant to rules designed to enhance disclosure of the Company's policies toward executive compensation, set forth below is a report prepared by the Board of Directors addressing the Company's compensation policies for the fiscal year ended July 1, 1995 as they affected the Company's executive officers.

     The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual objectives and long-term goals, reward above average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the Compensation Committee believes to be competitive with those offered by employers of comparable size, growth and profitability in the Company's industry.

     There are two elements in the Company's executive compensation program, all determined by individual and corporate performance: base salary compensation and stock grants. Base salary compensation is determined by the potential impact the individual may have on the Company, the skills and experiences required by the job, and the performance and potential of the incumbent in the job.

     Awards of grants of restricted stock under the Company's 1989 Stock Option and Compensation Plan (the "Plan") are designed to promote the identity of long-term interests between the Company's executives and its stockholders and assist in the retention of executives. The Plan also permits the Compensation Committee to grant stock options to key personnel. The Compensation Committee makes recommendations to the Board regarding the granting of stock grants and options to executives and key personnel. Grants vest and options become exercisable based upon criteria established by the Company. During fiscal 1995, the Compensation Committee did not recommend any grants of restricted stock to any of the Named Executive Officers, but did recommend that grants of restricted stock be made to certain other non-executive officers of the Company. The fiscal 1995 cash compensation of Mr. Fink was $300,750, which represented an approximately 5.3% increase from his fiscal 1994 cash compensation.

     The Compensation Committee does not anticipate that any of the compensation payable to executive officers of the Company in the coming year will exceed the limits and deductibilities set forth in section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee has not established a policy regarding compensation in excess of these limits, but will continue to monitor this issue.

                                                              Bruce G. Allbright
                                                                   Paul Baszucki
                                                                   Bernard Sweet

STOCK PERFORMANCE GRAPH
     The Securities and Exchange Commission requires that the Company include in its proxy statement a line graph presentation comparing cumulative, five-year stockholder returns on an indexed basis in the Standard & Poors ("S & P") 500 Stock Index and a nationally recognized group of companies in the uniform services industry (the "Peer Index"). The companies included in the Peer Index are Angelica Corporation, Cintas Corp, National Services Industries, Inc., Unifirst Corporation and Unitog Corporation. The following chart assumes three hypothetical $100 investments over the five-year period ended July 1, 1995, and shows the cumulative values at the end of each succeeding year resulting from appreciation or depreciation in the stock market price, assuming dividend reinvestment.

                          TOTAL RETURN TO STOCKHOLDERS
                             JUNE 1990 TO JUNE 1995

[GRAPH]

                                   Jun-90   Jun-91    Jun-92     Jun-93    Jun-94    Jun-95
G&K Services Inc. - CLA            100.00    89.12     83.42     110.85    147.96    186.91
S&P 500 COMP - LTD                 100.00   107.39    121.73     138.26    140.24    176.69
Peer Group                         100.00   106.31    113.69     121.00    136.28    150.24


                                 OTHER MATTERS

BOARD OF DIRECTORS AND COMMITTEES
     The Board of Directors held four meetings during fiscal 1995. The Company has an audit committee and a compensation committee, but does not have a nominating committee of the Board of Directors.

     The Company's audit committee, which consisted of Messrs. Donald W. Goldfus and Wayne M. Fortun, held two meetings during fiscal 1995. The audit committee recommends to the full Board the engagement of the independent accountants, reviews the audit plan and results of the audit engagement, reviews the independence of the auditors, and reviews the adequacy of the Company's system of internal accounting controls.

     The Company's compensation committee, which consisted of Messrs. Bruce G. Allbright, Paul Baszucki and Bernard Sweet, held one meeting during fiscal 1995. The compensation committee reviews the Company's remuneration policies and practices, makes recommendations to the Board in connection with all compensation matters affecting the Company and administers the 1989 Stock Option and Compensation Plan.

INDEPENDENT ACCOUNTANTS
     Arthur Andersen LLP has been the independent public accountants for the Company since 1976, and is expected to be retained for fiscal 1996. A representative of Arthur Andersen LLP is expected to attend this year's Annual Meeting of Stockholders and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

CERTAIN TRANSACTIONS
     The Company loaned Thomas Moberly, Vice President of the Company, $200,000 in connection with his purchase of a residence in April 1994. This loan is evidenced by a promissory note which accrues interest at the rate of 10% per year. Interest only on the note is payable for five years. Thereafter, the note continues to accrue interest at the rate of 10% and is repayable in full over a term of five years. Pursuant to the terms of the note, the current balance owing by Mr. Moberly is equal to the note's original principal amount. The note is secured by shares of Class A Common Stock owned by Mr. Moberly pursuant to a Collateral Pledge Agreement dated April 5, 1994.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the Nasdaq National Market. Officers, directors and greater-than-ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended July 1, 1995, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were complied with.

PROPOSALS OF STOCKHOLDERS
     All proposals of stockholders intended to be presented at the 1996 Annual Meeting of Stockholders of the Company must be received by the Company at its executive offices on or before June 14, 1996.

SOLICITATION
     The Company will bear the cost of preparing, assembling and mailing the proxy, Proxy Statement, Annual Report and other material which may be sent to the stockholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition officers and regular employees of the Company may solicit proxies personally, by telephone, by telegram or by special letter.

     The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

                                   By Order of the Board of Directors

                                   G&K SERVICES, INC.

                                   Stephen F. LaBelle, Secretary




                                     [LOGO]
                        DEDICATED TO UNIFORM EXCELLENCE


                               G&K SERVICES, INC.
                                 Annual Meeting

                              The Marquette Hotel
                             Mississippi River Room
                                  Third Floor
                             Seventh and Marquette
                          Minneapolis, Minnesota 55402

                                November 1, 1995
                                   10:00 a.m.




                               G&K SERVICES, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                November 1, 1995

The undersigned, a stockholder of G&K Services, Inc., hereby appoints Richard Fink and Neil I. Sell, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Stockholders of G&K Services, Inc. to be held in the Mississippi Room, Marquette Hotel, Seventh and Marquette, Minneapolis, Minnesota, on Wednesday, November 1, 1995, at 10:00 A.M., and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon:

(1) Election of Directors:

[ ]  FOR all nominees
     (except as marked to the contrary below)

[ ]  WITHHOLD AUTHORITY
     to vote for all nominees listed below

      BRUCE G. ALLBRIGHT   PAUL BASZUCKI   RICHARD FINK   WAYNE M. FORTUN
                DONALD W. GOLDFUS   WILLIAM HOPE   BERNARD SWEET

INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES

(2) Upon such other business as may properly come before the meeting or any adjournments thereof.

        (Continued, and TO BE COMPLETED AND SIGNED on the reverse side)



The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting of Stockholders.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the stockholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director.

                                            Dated: ______________________ , 1995

                                            ____________________________________

                                            ____________________________________
                                            (Stockholder must sign exactly as
                                            the name appears at left. When
                                            signed as a corporate officer,
                                            executor, administrator, trustee,
                                            guardian, etc., please give full
                                            title as such. Both joint tenants
                                            must sign.)